CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is entered into this 1st day of May 2006 and is by and between EAU Technologies, Inc., a Delaware corporation (hereinafter referred to as the “Company") and JL Montgomery Consulting, LLC, a Florida limited liability company, (herein after referred to as "CONSULTANT"). The Company and Consultant are referred to herein sometimes collectively as the “Parties,” and individually as the “Party.”

ARTICLE 1. WORK ASSIGNMENTS

Acceptance of Work Assignments

Section 1.01.  Consultant commenced consulting with the Company prior to the execution of this Agreement and will continue as set forth herein and will terminate as set forth herein. Upon execution of this Agreement, any and all prior agreements, contracts and agreements between the Parties shall be terminated and cancelled.

Term of Agreement

Section 1.02.  The effective date of this Agreement is April___, 2006 and shall continue for three (3) years, unless terminated earlier or extended by the Parties.

ARTICLE 2. DUTIES OF CONSULTANT; BOARD APPROVAL

Performance Description and Duties

Section 2.01.  Consultant is hereby contracted to assist the Company in performing the following services: to assist the Company in locating and structuring equity and long-term debt financing; to assist the Company in establishing financial policies and procedures; to secure strategic financial assistance; to provide strategic business planning; to advise the Company and its Board of Directors on financial matters; to introduce the Company to third parties, including independent companies, governmental contacts, and/or third party individuals interested in purchasing its products or forming a business relationship with Company; to assist in defining marketing and business strategies for the Company; and to assist the Company in any other project the Company and Consultant agree upon in writing relative to other Company channels and business (the “Duties”). In addition, on behalf of Mr. Peter Ullrich, a shareholder and investor in the Company, Consultant will review and approve the Company’s business plans, budgets, business strategies, financial statements and other financial information. The precise services of Consultant may be extended or curtailed by mutual agreement of Consultant and the Company from time to time.

Board Approval

Section 2.02 This Agreement and the terms and conditions contained herein shall be subject to the approval of the Company’s Board of Directors (the “Board”). This Agreement will become effective and a valid and binding agreement between Consultant and the Company only upon Board’s approval and ratification of this Agreement.

ARTICLE 3. COMPENSATION

Base Compensation

Section 3.01. As compensation for the services rendered by Consultant under this Agreement to date and in consideration of Consultant executing the Agreement, The Company agrees to pay to Consultant the following:

(a)  Compensation for Services -- Warrant: Consultant shall receive a warrant (in the form of Exhibit “A,” attached hereto and incorporated herein by reference) to purchase 500,000 shares of the Company’s common, restricted stock (the “Shares”) with an exercise price of $2.76 per share (the “Warrant”). The Warrant shall be immediately exercisable upon execution of this Agreement. The Warrant shall carry piggy back registration rights. However, the Warrant shall be subject to forfeiture as to any unexercised portion thereof pursuant to Sections 6.01 and 6.02 below.

(b) Compensation for Services - Cash Compensation: At such time as the Company achieves two (2) consecutive quarters of positive EBITDA, the Company and Consultant will negotiate in good faith to arrive at mutually acceptable cash compensation in the form of a monthly cash payment for Consultant’s ongoing services hereunder.

(c) Expenses. The Company will reimburse Consultant for reasonable out-of-pocket expenses incurred in connection with performing the Duties under descried in this Agreement.

ARTICLE 4. CONSULTANT’S RECORDS/TRADE SECRETS

Ownership of Certain Assets

Restrictions on Use of Trade Secrets and Records

Section 4.01.  (a) During the term of this Agreement, and any prior dealings with the Company, Consultant has had access to and become acquainted with the Company’s “Confidential Information” (the “Confidential Information”). Confidential Information means any proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, reports, markets, software, developments, business plans, inventions, processes, formulas, methods, technology, designs, drawings, engineering, marketing, finances or other business information disclosed by the Party either directly or indirectly in writing or orally. The Confidential Information does not include information which is known to either Party at the time of disclosure as evidenced by written records, or has become publicly known and made generally available through no wrongful act of the other Party.

Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of the Company or other person or entity with which Consultant has an agreement or duty to keep in confidence information acquired by Consultant.

(b)  All Confidential Information and files, records, documents, drawings, specifications, programs, equipment and similar items relating to the business of the Company, whether they are prepared by the Company or by Consultant, or have come into Consultant’s possession in any other way and whether or not they contain or constitute trade secrets owned by the Company, are and shall remain the exclusive property of the Company and shall not be removed from the premises or the Company under any circumstances whatsoever without the prior written consent of the Company.

  ARTICLE 5. CONSULTANT NON-COMPETE

Non-Compete During Agreement Period

Section 5.01. During the term of this Agreement and for a period of two (2) years thereafter, Consultant shall not, directly or indirectly, engage in any business, commercial or professional activity that uses Company’s proprietary products, including but not limited to: its proprietary stabilized oxygen products; its proprietary hand and foot sanitizer products; electrolyzed oxidative water technology that uses the cell technology developed by the Company; or products that include any patented technology held by the Company.

Further, Consultant agrees that during this Agreement and for a period of two (2) years thereafter he shall not hire away or assist in other companies in hiring away current employees or Consultants of the Company.

ARTICLE 6: TERMINATION

Termination by the Company

Section 6.01. The Company may terminate this Agreement upon thirty (30) days’ notice to Consultant upon the occurrence of the following:

(a) Any dishonest conduct or conviction of a felony.

Should the Company terminate this Agreement as per this Section 6.01, Consultant shall forfeit any and all rights in and to the Warrant and the unexercised Shares that underlie the same with respect to that portion of the Warrant not yet exercised as of the date of termination.

Termination by Consultant

Section 6.02. Consultant may terminate this Agreement upon thirty (30) days' written notice to the Company. If Consultant terminates this Agreement as per this Section 6.02, Consultant shall retain all exercised Shares and shall retain, pro rata, the number of the Shares under the Warrant, based upon a two-year vesting schedule, to the date of such termination. By way of example, if the Shares under the Warrant vest on a two-year schedule, Consultant will vest in approximately 20,833 Shares per month. Thus, if Consultant terminates this Agreement under this paragraph 6.02, twelve (12) months after this Agreement’s execution and approval by the Board, and Consultant had not theretofore exercised any of the Shares under the Warrant, Consultant will be entitled to retain 250,000 of the Shares under the Warrant and will forfeit the other remaining 250,000 of the unexercised Shares under the Warrant.

Termination Upon Sale

Section 6.03. This Agreement will terminate upon:

(a) The Company’s sale of substan-tially all of its assets to a single purchaser or an affiliated group of purchasers; or

(b) The sale, exchange or other disposition, in one transaction or a series of related transactions, of at least two-thirds of the outstanding common shares of the Company; or

(c) A decision by the Company to terminate its business and liquidate its assets; or the merger or consolidation of the Company in a transaction in which the shareholders of the Company receive at least fifty percent (50%) of the outstanding voting shares of the new or continuing corporation.

(d) Notwithstanding the foregoing, should the Company agree to sell all or substantially all of its assets, the Company:

(i) shall ensure that the Shares of common stock and any unexercised Warrants then owned by Consultant (if any) at the time of the sale are sold at the same price and upon the same terms as that offered to other warrant holders or other shareholders; or the Company shall use its best efforts to ensure that the purchasing individual and/or entity shall retain Consultant upon the same terms and conditions as contained in this Agreement.

ARTICLE 7. GENERAL PROVISIIONS

Notices

Section 7.01. Any notices to be given by either Party to the other may be effected either by personal delivery in writing or by mail, registered and certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at their last known addresses as appearing on the books of the Company.

Entire Agreement

Section 7.02. This Agreement supersedes any and all other agreements between the Company and Consultant, either oral or written between the parties with respect to the engagement of Consultant by the Company for the purposes set forth in Article 2.1, and contains all of the covenants and agreements between the parties with respect to such consulting work whatsoever. Each Party to this Agreement acknowledges that no representations, acting on behalf of any Party, that are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the Party to be changed.

Partial Invalidity

Section 7.03. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any manner.

Law Governing Agreement

Section 7.04. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

Attorneys’ Fees and Costs

Section 7.06. If any legal action is necessary or brought in any court or arbitration proceeding, to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorney’s fees, costs, and necessary expenses, in addition to any other relief to which such Party may be entitled. This provision shall be construed as applicable to this Agreement.

EAU TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Gaylord Karren

Gaylord Karren Its: CEO

CONSULTANT: JL MONTGOMERY CONSULTING, LLC, a Florida limited liability company

By:	/s/ J. Leo Montgomery

J. Leo Montgomery Its: Managing Member

EXHIBIT “A”

FORM OF WARRANT AGREEMENT

THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED AND QUALIFIED PURSUANT TO THE APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLIES. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION HAS BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE SECURITIES LAWS, OR (B) THE ISSUER HAS FIRST RECEIVED

AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.

WARRANT

For the Purchase of Shares of Common Stock of

EAU TECHNOLOGIES, INC.

Void After 5 P.M. April, ___ 2011

Date: April __, 2006

Warrant to Purchase Five Hundred Thousand Shares (500,000) of Common Stock (this “Warrant”)

THIS IS TO CERTIFY, that, for value received, JL Montgomery Consulting, LLC, a Florida limited liability corporation, or registered assigns (the “Holder”), is entitled, subject to the terms and conditions hereinafter set forth, on or after the date hereof, and at any time prior to 5 P.M., Mountain Time, on April ___, 2011, but not thereafter, to purchase such number of shares of Common Stock, par value $0.000l (“Common Stock” or the “Shares”), of EAU Technologies, Inc. (the “Company”), from the Company as set forth above and upon payment to the Company of an amount per Share of $2.76 (the “Purchase Price”), or conversion pursuant to Section 1.3 hereof, if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in Section 2 hereof, and to receive a certificate or certificates representing the Shares so purchased, upon presentation and surrender to the Company of this Warrant, including changes thereto reasonably requested by the Company, duly executed and accompanied by payment of the Purchase Price of each Share.

SECTION 1

Terms of this Warrant

1.1 Time of Exercise. This Warrant may be exercised at any time and from time to time after 9:00 A.M. Mountain Time, as the case may be, on the date hereof (the “Exercise Commencement Date”), but no later than 5:00 P.M., Mountain Time, April ___, 2011 (the “Expiration Time”) at which time this Warrant shall become void and all rights hereunder shall cease.

1.1.1 Consulting Agreement. Simultaneous with the execution of this Warrant, the Company and Holder entered into that certain “Consulting Agreement” (the “Agreement”), whereby Holder agreed to perform certain consulting services for the Company.

1.1.2 Vesting; Forfeiture. The Warrant granted hereunder shall be immediately exercisable as to all of the Shares covered thereby upon execution and delivery of this Warrant. However, pursuant to Sections 6.01 and 6.02 of the Agreement, the Warrant may be forfeited as to unexercised portions thereof as follows: Should the Agreement terminate pursuant to Section 6.01 of the Agreement, the Holder shall forfeit all unexercised Shares under this Warrant. Should the Agreement terminate pursuant to Section 6.02 of the Agreement, Holder (Consultant under the Agreement) shall retain all exercised Shares and shall retain, pro rata, the number of the Shares under the Warrant, based upon a two-year vesting schedule, to the date of such termination. By way of example, if the Shares under the Warrant vest on a two-year schedule, Holder will vest in approximately 20,833 Shares per month. Thus, if Holder terminates the Agreement under Section 6.02 of the Agreement twelve (12) months after the Agreement’s execution and approval by the Board, and Holder had not theretofore exercised any of the Shares under the Warrant, Holder will be entitled to retain 250,000 of the Shares under the Warrant and will forfeit the other remaining 250,000 of the Shares under the Warrant.

1.1.2.1  Vesting. The Warrant shall vest upon execution of this Agreement.

1.2 Manner of Exercise.
1.2.1 The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant, to the Company at its corporate office in Lindon, Utah, and upon payment to the Company of the full Purchase Price for each Share to be purchased in lawful money of the United States, or by certified or cashier’s check, or wired funds, and upon compliance with and subject to the conditions set forth herein.

1.2.2 Upon receipt of this Warrant with the form of and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder or its nominee.

1.2.3 In case the Holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

1.3 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.2, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Purchase Price of such Shares by (b) $2.76. The fair market value of the Shares shall be determined pursuant to Section 1.4.

1.4 Fair Market Value. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company’s stock into which the Shares are convertible) ) reported for the average of thirty (30) business days immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

1.5 Exchange of Warrant. This Warrant may be divided into, combined with or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to divide, combine or exchange this Warrant, he shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so divided, combined or exchanged. The Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any division, combination or exchange which will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share. The Company may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any division, combination or exchange of Warrants.

1.6 Holder as Owner. Prior to surrender of this Warrant in accordance with Section for registration of assignment, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

1.7 Method of Assignment. Any assignment or transfer of any portion or all of this Warrant shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached hereto duly executed and accompanied by funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

1.8 Rights of Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote, consent or receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

1.9 Lost Certificates. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute an additional contractual obligation of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

1.9.1 At all times the Company shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

1.9.2 The Company covenants that all Shares when issued upon the exercise of this Warrant will be validly issued, fully paid, non-assessable and free of preemptive rights.

1.10 Piggy back Registration Rights. Holder shall be entitled to piggy back registration rights with respect to the Shares that underlie this Warrant.

SECTION 2

Adjustment of Purchase Price and Number of Shares Purchasable upon Exercise

2.1 Stock Splits. If the Company at any time or from time to time after the issuance date of this Warrant effects a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the issuance date of this Warrant combines the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection 2.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

2.2 Dividends and Distributions. In the event the Company at any time, or from time to time after the issuance date of this Warrant makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this subsection 2.2 as of the time of actual payment of such dividends or distributions.

2.3 Recapitalization or Reclassification. If the Shares issuable upon the exercise of the Warrant are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 2), then, and in any such event, the Holder shall thereafter be entitled to receive upon exercise of this Warrant such number and kind of stock or other securities or property of the Company to which a holder of Shares deliverable upon exercise of this Warrant would have been entitled on such reclassification or other change, subject to further adjustment as provided herein.

2.4 Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to re-price its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (“Common Stock Equivalents”) entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Purchase Price (such lower price, the “Base Purchase Price” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Purchase Price, such issuance shall be deemed to have occurred for less than the Purchase Price on such date of the Dilutive Issuance), then the Purchase Price shall be reduced to equal the Base Purchase Price. The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 2.4, upon the occurrence of any Dilutive Issuance the Purchase Price shall be reduced to equal the Base Purchase Price.

2.5 Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Holder) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Purchase Price at the record date mentioned below, then the Purchase Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such lesser price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrant.

2.6 No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 2.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that any adjustment required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock shall be made when so required.  All calculations under this Section 2 shall be made to the nearest cent (with $.005 being rounded upward). Anything in this Section 2 to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the Purchase Price, in addition to those required by this Section 2, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision or combination of shares, distribution of capital stock or rights or warrants to purchase stock or securities, distribution of evidences of indebtedness or assets or any other transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended (and any successor provision), hereafter made by the Company to its shareholders shall not be taxable to such shareholders.

SECTION 3

Status Under the Securities Act of 1933

This Warrant and the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (“the Act”). Upon exercise, in whole or in part, of this Warrant, the certificates representing the Shares shall bear the legend first above written.

SECTION 4

Other Matters

4.1 Binding Effect. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

4.2 Notices. Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, or facsimile and addressed, until another address is designated in writing by the Company, as follows:

EAU Technologies, Inc.
1464 W. 40 South, Suite 200
Lindon, Utah 84042
Telephone No.: (801) 443-1031
Attention: Gaylord Karren, CEO

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at his last known address as it shall appear on the books of the Company.

4.3 Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware, or the State wherein the Company is domiciled at the time any dispute arises..

4.4 Parties Bound and Benefited. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder any right, remedy or claim under any promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and permitted assigns.

4.5 Headings. The Section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

(Remainder Of Page Intentionally Left Blank)

IN, WITNESS WHEREOF, this Warrant has been duly executed by the Company as of April ___, 2006.

EAU TECHNOLOGIES, INC.

By:_____________________________________
Gaylord Karren, CEO

ASSIGNMENT OF WARRANT

FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers unto ________________________ the within Warrant and the rights represented thereby, and does hereby irrevocably constitute and appoint _______________________ Attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

Dated: ___________________________

Signed:___________________________

Signature guaranteed:

SUBSCRIPTION AGREEMENT
FOR THE EXERCISE OF WARRANTS

The undersigned hereby irrevocably subscribes for the purchase of _____________ Shares pursuant to and in accordance with the terms and conditions of this Warrant, which Shares should be delivered to the undersigned at the address stated below. If said number of Shares are not all of the Shares purchasable hereunder, a new Warrant of like tenor for the balance of the remaining Shares purchasable hereunder should be delivered to the undersigned at the address stated below.

The undersigned elects to pay the aggregate Purchase Price for such Shares in the following manner:

[   ]  by the enclosed cash or check made payable to the Company in the amount of $_________;

[   ]  by wire transfer of United States funds to the account of the Company in the amount of $__________, which transfer has been made before or simultaneously with the delivery of this Notice pursuant to the instructions of the Company; or

[   ] by conversion of the Warrant into Shares in the manner specified in Section 1.3 of the Warrant.

The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any Shares unless either (a) a registration statement, or post-effective amendment thereto, covering the Shares has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Shares to be so sold, transferred or otherwise disposed of, and all applicable state securities laws have been complied with, or (b) counsel reasonably satisfactory to Electric Aquagenics Unlimited, Inc. has rendered an opinion in writing and addressed to Electric Aquagenics Unlimited, Inc. that such proposed offer, sale, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) Electric Aquagenics Unlimited, Inc. may notify the transfer agent for the Shares that the certificates for the Shares acquired by the undersigned are not to be transferred unless the transfer agent receives advice from Electric Aquagenics Unlimited, Inc. that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) Electric Aquagenics Unlimited, Inc. may affix the legend set forth in Section 3.1 of this Warrant to the certificates for the Shares hereby subscribed for, if such legend is applicable.

Dated:_____________________________ Signed:___________________________

Signature guaranteed:________________ Address:___________________________